Exhibit 16.1


January 30, 1997


Securities and Exchange Commission
Mail Stop 9-5
450 5th Street, N.W.
Washington, D.C.  20549

Dear Sirs/Madams:

We  have  read  and  agree with the comments  in  Item
4.(a)(i), (a)(ii),  (a)(iii) and (a)(v) of Form 8-K of Hauser,
Inc. dated January 30, 1997. We have also read and have no basis to agree or disagree with the comments in Item
4.(a)(iv), (b)(i) and  (b)(ii) in the same Form 8-K.

Yours truly,


/s/ Deloitte & Touche LLP
DELOITTE & TOUCHE LLP
Denver, Colorado